Exhibit 23.4

CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734, 333-67736, and 333-67740), Form S-3 (File Nos. 333-61508, 333-76546, 333-96863 and 333-104394), and Form S-4 (File No. 333-104396) of Chesapeake Energy Corporation of information from our reserve report dated February 21, 2003, entitled “Appraisal Oil and Gas Properties Interests Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2003” for Disclosure to the Securities and Exchange Commission, and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K/A to be filed with the Securities and Exchange Commission on or about September 18, 2003.

LEE KEELING AND ASSOCIATES, INC.

By:
Kenneth Renberg, Vice President

Tulsa, Oklahoma

September 18, 2003